UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-39209 (Commission File Number)	38-2659066 (IRS Employer Identification No.)
109 East Division Sparta, Michigan (Address of Principal Executive Offices)		49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	COFS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2025, ChoiceOne’s Board of Directors (the “Board”) appointed Steven T. Krause as director, effective July 5, 2025, to fill the vacancy left by Jack Hendon’s retirement. The Board determined that Mr. Krause is independent under the listing standards of the Nasdaq Stock Market.

It is expected that Mr. Krause will serve on the Audit and Risk Committees of the Board.

Mr. Krause will be entitled to receive compensation for his services as a director consistent with the compensation paid to other directors as described in the Proxy Statement for ChoiceOne's 2025 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 27, 2025	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Adom J. Greenland
Adom J. Greenland Its Chief Financial Officer and Treasurer